CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement (File No. 333-132810) on Form S-1 of our report dated March 17, 2006 relating to the financial statements and financial statement schedules of MONY Life Insurance Company of America (the "Company"), which report appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 26, 2006